Exhibit 10.24

Docusign Envelope ID: 6111A9B0-9D49-4C81-B192-C84E46A1E371

AMENDMENT TO
REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this "**Amendment**") is made and entered into as of May 19, 2025 (the "**Amendment Effective Date**"), between **UNIFI MANUFACTURING, INC.**, a North Carolina corporation ("**Seller**"), and **ENOVUM NC-1 BIDCO, LLC**, a Delaware limited liability company ("**Buyer**") (Buyer and Seller are referred to herein individually as a "**Party**" and, together, as the "**Parties**").

W I T N E S S E T H:

WHEREAS, Seller and **ENOVUM DATA CENTERS CORP.**, a Canadian corporation ("**Original Buyer**") entered into that certain Real Estate Purchase and Sale Agreement (the "**Agreement**") dated April 10, 2025. Unless otherwise provided herein, capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Agreement, and all references herein to the Agreement shall mean the Agreement as hereby amended;

WHEREAS, Original Buyer assigned all of its right, title and interest as Buyer under the Agreement to Buyer, and Buyer assumed all of Original Buyer's obligations as Buyer under the Agreement, pursuant to that certain Assignment of Real Estate Purchase and Sale Agreement dated May 16, 2025 (the "**Assignment**"). In accordance with Section 9.3 of the Agreement, the Assignment did not release Original Buyer of its obligations under the Agreement.

WHEREAS, Section 13 of the Agreement states that the obligation of the Buyer to close the transactions contemplated by the Agreement are conditioned on the receipt of an Energy Study from Duke Energy verifying that within four (4) years from the Closing Date, Duke Energy will be able to supply 100 megawatts to the Property (the "**Energy Study Contingency**");

WHEREAS, Buyer has received a draft Letter Agreement for the Purchase of Electric Power dated May 16, 2025 (the "**Letter Agreement**") whereby Duke Energy has agreed to use commercially reasonable efforts to achieve 24 megawatts of service to the Property by September 1, 2025, 40 megawatts of service to the Property by April 1, 2026 and 99 megawatts of service to the Property within four (4) years of the effective date of the Letter Agreement, subject to the terms set forth in the Letter Agreement;

WHEREAS, Buyer has represented that the Energy Study Contingency has not been satisfied; and

WHEREAS, Buyer has requested certain modifications to the Agreement before it will agree to waive the Energy Study Contingency, and Seller has agreed to make such modifications in exchange for Buyer waiving the Energy Study Contingency, proceeding to Closing on May 20, 2025, and agreeing to certain other modifications, all of which agreed to modifications are set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Schedule 1.2. Schedule 1.2 of the Agreement is amended to indicate that item 388 (***AIR COMPRESSOR***, 350-HP, 1600-CFM, 100-PSIG, SKID MOUNT, TOTALLY ENCLOSED, **W/ 2010 INGERSOLL-RAND NVC2400A40N AIR DRYER**, 2000-CFM AT 200-PSIG, S/N 508005) is Excluded rather than Included.

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Docusign Envelope ID: 6111A9B0-9D49-4C81-B192-C84E46A1E371

2. **Purchase Price/Earnout**.

(a) Section 2 of the Agreement is amended to indicate that the Purchase Price shall be Forty Five Million and no/100 Dollars (USD $45,000,000.00).

(b) A new Section 2.4 is added which reads as follows:

2.4 Promptly after the Closing Date, Buyer shall use commercially reasonable efforts to obtain as promptly as possible an Electric Services Agreement (an "**ESA**") with Duke Energy which provides for at least 99 megawatts of service to the Property to be provided within two (2) years of the Closing Date (as defined herein). Buyer further agrees that Seller shall be entitled to communicate directly with Duke Energy concerning the foregoing and shall provide to Duke Energy whatever authorization Duke Energy may require to allow direct communications between Seller and Duke Energy. Buyer and Seller agree that they will cooperate with each other in all reasonable respects with the efforts of Buyer to obtain increased electrical capacity for the Property from Duke Energy. Seller will not take any action that would hamper or interfere with the efforts of Buyer to obtain increased electrical capacity at any time; provided, however, that Seller taking action to procure electrical capacity for Seller's other facilities shall not be considered a violation of this obligation.

2.4.1 Buyer agrees that if either (A) Buyer defaults in its obligations to use commercially reasonable efforts as set forth in the preceding paragraph, or (B) by no later than two (2) years after the Closing Date: (i) Duke Energy provides an ESA on commercially reasonable terms without unreasonable infrastructure costs requiring contribution from Buyer and pricing consistent with comparable filed rates that similarly situated data center electric customers would accept for the provision of 99 megawatts to the Property within such two (2) year period of the Closing Date; or (ii) the Property is actually receiving 99 megawatts, Buyer shall pay to Seller the amount of Eight Million and No/100 Dollars (USD $8,000,000.00) within thirty (30) days after the occurrence of any of (A) through (B) above.

2.4.2 Buyer agrees that if neither of the events described in (A) or (B) of Section 2.4.1 occurs within the two (2) year period immediately following the Closing Date, and thereafter but not later than three (3) years after the Closing Date (x) Duke Energy provides an ESA on commercially reasonable terms without unreasonable infrastructure costs requiring contribution from Buyer and pricing consistent with comparable filed rates that similarly situated data center electric customers would accept for the provision of 99 megawatts to the Property within three (3) years of the Closing Date; or (y) the Property is actually receiving 99 megawatts, Buyer shall pay to Seller the amount of Five Million and No/100 Dollars (USD $5,000,000.00) within thirty (30) days after the occurrence of (x) or (y) above. In the event that none of the conditions described in Sections 2.4.1 and 2.4.2 have occurred

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3 Docusign Envelope ID: 6111A9B0 - 9D49 - 4C81 - B192 - C84E46A1E371 within three (3) years from the Closing Date, the Buyersliall have no obligation to pay any amounts to the Seller under Sections 2 . 4 . 1 of 2 . 4 . 2 . 2 . 4 . 3 Buyer agrees to use commercially reasonable efforts to obtain electric selrice beyond the 99 megawatts contemplated in the preceding paragraphs . Buyer agi'ees that for each additional megawatt of service above 99 megawatts to the Property (x) for which Duke Energy provides an ESA on commercially reasonable terms without unreasonable infrastructure costs requiring contribution from Buyer and pricing consistent with comparable filed rates that similarly situated data center electric customers would accept ; or (y) which the Property is actually receiving, in each case on or before four (4) years after the Closing Date, Buyer shall pay to Seller Two Hundred Thousand and No/I 00 Dollars (USD $ 200 , 000 . 00 ) pei’ megawatt over 99 megawatts, up to a maximum payment pursuant to this paragraph of Five Million and No/ 100 Dollars (USD $ 5 , 000 , 000 ) (the “Bonus Cap”) . Such amount(s) shall be payable within thirty (30) days after‘ the occunenee of(x) or(y) above (it being understood that Buyer may have to make multiple payments over the course of the four (4) year duration of this Section 2 . 4 . 3 if there are multiple occurrences of the events described in (x) and (y) above) . Buyer shall have no obligation to pay any amounts to Seller : (i) for capacity over 99 megawatts that is not achieved as provided in this Section 2 . 4 . 3 within four (4) years of the Closing Date ; or (ii) in excess of the Donus Cap . The obligations of Buyer to Seller under this Section 3. are independent of the obligations under Sections 2 . 4 . 1 and 2 . 4 . 2 . 4. The obligations set forth in this Section 2 . 4 shall survive the Closing . 3. Closing Date . Section 5 . 1 of the Agi'eement is amended and restated in its entirety to read as follows : “The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on May 20 , 2025 (the “Closing Date”) . ” 4. Assignment Does Not Release Buyer . The last sentence of Seofion 9 . 3 of the Agreement is amended and restated in its entirety to read as follows : “Notwithstanding the foregoing, Buyer shall not be released of its obligations hereunder as a result of any assignment” . 5. Waiver of Enerev Study Contingency . The Buyer hereby waives the Energy Study Contingency . Accordingly, Section 12 . 2 and the second paragraph of Section 13 of the Agreement are deleted in their entirety . 6. Occupancy Termination Date . Section 14 of the Agreement is amended to change the Occupancy Termination Date to December 21 , 2025 . The Parties furthei agree that the Occupancy Agreement shall be substantially in the foim attached hereto as Exhibit A . 7. Successors and Assigns . This Amendment will bind and inure to the benefit of each Party and their respective permitted successors, assigns, and delegates .

Docusign Envelope ID: 6111A9B0 - 9D49 - 4C81 - B192 - C84E46A1E371 4 8. Counterparts . This Amendment may be executed in several counterparts, each of which shall be deemed an oi'igina 1 , and all of such counterparts together shall constitute one and the same instrument . Delivery of a facsimile or electronic copy of this Amendment executed by a Party hereto shall be deemed to constitute delivery of an original hereof executed by such Paity . This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina . 9. A ffirmation of Agreement . Except as modified by this Amendment, all of the other terms, conditions and requirements of the Agreement are i'atifted and affirmed by each of Buyer and Seller . [SIGNATURE PAGE FOLLOWS]

‘Docusign Envelope ID: 6111A9B0 - 9D49 - 4C81 - B192 - C84E46A1E371 IN WITNESS W£fEREOF, Sellei and Buyer have caused this Amendment to be executed as of the Amendment Effective Date. SELLER: UNIFI MANUFACTURING, INC. By: Name: Edmund M. Ingle Title: Chief Executive Officer BUYER: ENOT ?4NC - 1DIDCO,LLC By: Enovum NC - 1 Midco, LLC, its sole member By: Eric £irhTo cu, Inc., its sole member By: Billy Krassakopoulos, President The undersigned Original Buyer consents to the teims of this Amendment and agi'ees that it is bound by all of the obligations of Buyer under the Agreement as amended by this Amendment. ORIGINALBUYER: & ENTERS CORP. By: Bill

‘Docusign Envelope ID: 6111A9B0 - 9D49 - 4C81 - B192 - C84E46A1E371 EXHIBIT A SEE ATTACHED

Docusign’Envelope ID: 6111A9B0 - 9D49 - 4C81 - B192 - C84E46A1E371 JFORM OFJ POSZ - CLOSING OCC UPANCY AGREEMENT THIS POST - CLOSING OCCUPANCY AGREEMENT (this "Agreement”), effective as of the 20 " i day of May, 2025 (the "âffc • c . tive Dttte”), is made by and between UNIFI MANUFACTURING, INC . , a North Carolina corporation (“Seller”), and ENOVUM NC - 1 BIDCO, LLC, a Delaware limited liability company (“layer”) . Buyer and Seller are referred to herein individually as a "P n rty” and, together, the "P‹irties” . STATEMENT OF PURPOSE In accordance with the terms of that certain Real Estate Purchase and Sale Agreement, as amended and supplemented to date (the "Contriict”) by and between Enovum Data Centers Corp . , a Canadian corporation (“Enovum”), and Seller, dated April 10 , 2025 , following Closing of the purchase and sale transaction, Seller shall have the i'ight to remain in possession of and continue to occupy a portion (as more particularly set forth in this Agreement) of the real property situated in Rocliingham County, North Carolina, located at 805 Island Drive, Madison, North Carolina, as more particularly described on Fxhibit A attached hereto and all buildings and improvements thei'eon (collectively, the " 2 teai Property”), subject to the terms of this Agreement . Pursuant to the terms of that certain Assignment of Real Estate Purchase and Sale Agreement dated May 16 , 2025 , between Enovum and Buyer, Enovum assigned all of its right, title and interest as Buyer (as defined in the Contract) to Buyer (as defined herein) . NOW, THEREFORE, for and in consideration of Ten Dollars ( $ 10 . 00 ) paid to Buyer, the receipt and sufEciency of which are hereby acknowledged, Buyer hereby grants unto Seller and its affiliates and representatives the right to remain in possession of the Real Property following the Closing, upon the terms and conditions hereinafter set forth . 1. Defined Terms . All capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Contract . 2. Grant of License . For a period commencing on the Effective Date and ending on the Termination Date (as defined below), Buyer hereby grants to Seller and its affiliates, representatives, officers, agents, employees, and contractors a license to occupy the Real Pi'opeity and operate its business on the Real Property, subject to the terms of this Agieement, in order to wind down Seller’s operations on the Real Property and to i'emove all personal property (including any machinery or equipment listed as "Excluded” on Schedule 1 . 2 of the Conti'act) not purchased by Buyer (collectively, the "Seller Property") . As of the Effective Date, Seller shall be entitled to occupy the entirety of the Real Property except those portions labeled as "Vacant” on Schediile 2 , but Seller shall vacate additional portions of the Real Property by the milestone dates (each a "Milestone”) as described on Schedule 2 and shall fully vacate all of the Property on or before the Termination Date (as defined below) . Subject to Force Majeure (as defined below), the Parties agree that once a Milestone date has passed, the license granted herein with i'espect to the corresponding portion of the Real Property shall expire and thereafter, except for the limited purposes described in this Section 2 , the Seller's rights to occupy or use the applicable portion of the Real Propeity shall terminate, without the need of any notice from Buyer or opportunity to cute l l4135992v3

Docusign 'Envelope ID: 6111A9B0 - 9D49 - 4C81 - B192 - C84E46A1E371 by Seller . Seller shall also be able to use in common with Buyer any common facilities (e . g . restrooms, hallways) located within any of the previously vacated portions of the Real Property together with the par 1 ‹ing facilities and driveways outside of the buildings on the Real Property (the "Common Aretis") to the extent reasonably necessary in connection with the exercise of Seller's rights under this Agreement . Nothing contained in this Agreement shall be deemed to allow Seller to use any portion of any vacated areas for the stoiage of machinery or equipment or for any other purpose, except for the use of the Common Areas, as described herein . The Common Areas are more fully outlined in red on the drawings attached hereto as Schedule 2 . In addition, Seller shall also be able to use in common with Buyer certain shared operational areas which include maintenance areas, electrical areas and compressors (the "Sh a red Operafional Areas") to the extent i'easonab 1 y necessary in connection with the exercise of Seller's rights under this Agreement . The Shared Operational Areas are more fully outlined in orange on the drawings attached hereto as Schedule 2 . 3. Removal of Seller Proper . Seller’ Property shall be removed pursuant to the terms of this Agreement at no cost or expense to Buyer . Seller agrees not to remove from the Real Property the machinery and equipment located on the deal Property which is listed as "Included" on Schedule 1 . 2 of the Contract (collectively, the "Personal Property”), 4. Use of the Real Property . The Real Property shall be used in accordance with all applicable laws and, in substantially the same manner as it is currently used as of the Effective Date and not for any other business or any other purpose unless permitted herein or in the Conti'act . From the Effective Date and through the Termination Date, Buyer and Seller will coordinate use of keys, badge access and keypad codes so that both Parties have access to the Real Property in accordance with the terms of this Agreement . Buyer shall make no material or substantive changes to the Real Property during the Occupancy Term (as defined below) ; provided, howevei ; that Buyer shall be entitled to commence any alterations it wishes with respect to portions of the Real Property vacated by Seller in accordance with the terms of Section 2 above except to the extent such alterations require the consent of Duke Energy under the Facilities Services Agreement (as defined below) with Duke Energy (unless such consent is obtained) or prevent Seller from (i) using the portions of the Real Property not yet vacated by Seller or the Common Areas or the Shared Operational Areas as permitted under this Agreement (including, without limitation, using such portions of the Real Property for the conduct of Seller's business on the Real Property in the same manner as conducted at Closing) ; or (ii) using the Seller Property remaining on the Real Property in the same manner as Seller used the Seller Property at Closing . Buyer's use of and activities on the Real Property shall be performed in a manner that does not disrupt Seller's use of the Real Property allowed hereunder and does not adversely affect the safety and security of Seller's personnel and Seller's Property . Seller and its affiliates, representatives, officers, agents, employees, and contractors shall have the ability throughout the Occupancy Term to enter and exit the Real Property at all hours and in in the same manner as conducted at Closing . Notwithstanding anything contained herein, Buyer acknowledges and agiees that, from the Effective Date and through the Temiination Date, Seller's lender(s) has access rights to Seller's Property (and therefore access rights to the Real Property), but only to the limited extent to (i) access Seller's Property as part of Seller's arrangements with its lender(s) to secufe Seller's Property and (ii) oaly in accordance with the terms and conditions of this Agreement . l413S992v3

Docusign”Envelope ID: 6111A9B0 - 9D49 - 4C81 - B192 - C84E46A1E371 3 l4135992v3 5. Termination Date . This Agreement shall begin on the Effective Date and terminate upon the date that is the earlier of(i) December 21 , 2025 ; or (ii) the date that is thirty (30) days after the date which Seller delivers a written termination notice to Buyer (such earlier date, the “Termination Dnte”, and the period starting on the Effective Date and ending on the Termination Date, the “Occupnncy Term”) . Upon the Termination Date, Buyer shall have the right to immediately take possession of and/or demolish and remove any improvements and/or personal property from the Real Property and to dispose of such improvements and/or personal property in its sole discretion . TIME IS OF THE ESSENCE TO EACH AND EVERY PROVISION OF THIS AGREEMENT AND TO THE OBLIGATIONS OF THE PARTIES HEREUNDER . 6. Occupancy Fee. Seller agrees to pay to Buyer an occupancy fee in the amount of $1.00 ( th e“Occupancy Fee”). 7. Utilities and Other Services . Buyer and Seller agree that until June 28 , 2025 (the “Utilities Trnsfer Zlafe”), and except as provided herein, Seller will maintain its own service agreements for all utilities, including electricity, heating ventilation and air conditioning, security and fire alarm service, security services and landscaping (collectively, the “NacZfñtes Services Agreements”), which such Facilities Services Agreements are set forth on Schedule 6 to the Contract, and Seller shall be solely responsible for the payment of all costs associated with the Facilities Services Agreements except that Buyer shall be responsible for its pro - rata share of the costs of electricity from and after the Effective Date to the Utilities Transfer Date as more f'ully set forth below . Additionally, Seller will maintain its own service agreements for all additional services necessary for the operation of its business on the Real Propei and for the performance of its obligations under this Agreement (collectively, the “Seller Operiitions Agreements”) and Seller shall be solely i'esponsib 1 e for the payment of all costs associated with the Seller Operations Agreements . The Parties agree that the Facilities Services Agreements and the Seller Operations Agreements will not be assigned to the Buyer and Buyer shall not assume any liability under any of the Facilities Services Agreements or the Seller Operations Agreements . Seller represents to the Buyer that the Seller Operations Agreements are not and will not impose obligations on the Buyer or the Real Property . Prior to the Termination Date, Seller shall have provided notice to all service providers under the Seller Operations Agreements that it is terminating such agreements with respect to the Real Property and will provide evidence of such notices to Buyer . With respect to the Facilities Services Agreements, the Parties agree that on or prior to the Utilities Transfer Date, Buyer will enter into its own agreements with (i) Duke Energy for electrical service to the Real Property, (ii) The Town of Madison with respect to water service to the Real Propeity, and (iii) The Town of Madison with respect to sewer service to the Real Property, and Seller will either terminate or remove the Real Property from the coverage under its Facilities Services Agreement . From the Utilities Transfer Date to the Termination Date, Buyer will maintain the fire suppression system and the exhaust fans at the Real Property and be responsible for their opei'ation and service . The Parties agree to cooperate in all respects to ensure a smooth transition of electrical service, water service, sewer service, and fire suppression in order to avoid interruptions . After the Utilities Transfer Date, Buyer will be responsible for‘ the provision of electrical service, water service, sewer service and fire suppression to the Real Property in an amount sufficient to allow Seller's remaining activities on the Real Property, as allowed under this Agreement . The Parties agree that each Party shall reimburse the other for its pro rata share of the costs of electricity usage, with

Docusign ”Envelope ID: 6111A9B0 - 9D49 - 4C81 - B192 - C84E46A1E371 4 l4135992v3 Buyer reimbursing Seller for usage from and after the Effective Date to the Utilities Transfer Date and Seller reimbursing Buyer from and after the Utilities Transfer Date until the Termination Date . The reimbursing Party will pay such share to the other Party within thirty (30) days after receipt of an invoice for the same . For the purposes hereof, a Party's pro rata share shall be determined based on the Parties’ respective amounts of usage over the period in question based on a reading of the submeters already on each of the switch gears which Buyer or Seller is using dui'ing such period . The Parties agree to cooperate in all respects to ensure a smooth transition of all other utility service in order to avoid interruptions . 8. Maintenance : Compliance with Laws . Commencing on the Effective Date and through the Termination Date, except for those costs associated with the Facilities Services Agreements (subject to reimbursement for electricity used by Buyer as set forth in Section 7 above) and/or the Seller Operations Agreements, Buyer’ shall be solely responsible for causing the maintenance of and paying the costs of maintaining the Real Property, which such maintenance shall be done in compliance with all applicable laws and ordinances, Buyer shall not be responsible for the maintenance of any systems, equipment or other improvements that constitute Seller Property, except Buyer shall be responsible for repair or lep 1 acement of Seller Property to the extent damaged by the negligence or willful misconduct of Buyer or its officers, agents, employees, or contractors or to the extent damaged due to the breach of Buyer's obligations under this Agreement . Without limiting the generality of the foregoing, Buyer agrees that Seller shall have no responsibility for repairing any minor damage caused by the removal of the Seller Property (such as filling bolt or mounting holes in the concrete flooi 5 ng which is incidental to the removal) ; however, Seller shall have responsibility for repairing any major damage caused by the removal of such machinery and equipment for example and not as a limitation, lcnocking down walls or holes in walls or floors from forklift or similar machinery) . 9. Taxes . Buyer shall pay all ad valorem real property taxes, governmental and public chai'ges and special and general assessments imposed against the Real Property during the Occupancy Term (“Taxes”) as well as all ad valorem real property taxes, governmental and public charges and special and general assessments imposed against the Personal Property during the Occupancy Term . Notwithstanding the foregoing, Seller shall be responsible for and pay directly to the applicable govei'nmenta 1 authority all taxes levied or assessed against any Seller Property located on the Real Property, whether levied or assessed against Buyer or Seller . This Section 9 shall survive the expiration or’ earlier termination of the Occupancy Term . 10. Insurance. a. Buyer shall procure and maintain continuously throughout the Occupancy Term, at Buyer's sole cost and expense, with insurance carriers licensed in North Carolina and with an AM Best rating of A - , VII or better . i. “Special Form” Property insurance on the Real Property, the improvements and Personal Property (including leasehold improvements that are attached to the Real Propeity as of the date hereof), but not Seller Property, in form and with a coverage amount as Buyer may determine its reasonable discretion ; and

Docusign'Envelope ID: 6111A9B0 - 9D49 - 4C81 - B192 - C84E46A1E371 5 5 l35992v3 ü . A liability insurance policy naming Buyer as the insured (and Seller as an additional insured) with limits of not less than $ 5 , 000 , 000 per' occurrence and $ 5 , 000 , 000 annual aggregate, and including a waiver of any right of subrogation against Seller . Buyer's policy should also be primary, non - contributoiy . Thèse lirnits may be achieved through a combination of primary and excess umbrella liability policies . b . Seller shall procure and maintain, at Seller's sole cost and expense, all premiums, fees and charges and deductibles for the purpose of procuring and maintaining coverage continuously throughout the Occupancy Term with insurance carriers licensed in North Carolina and with an AM Best rating of A - , VII or bettei . i. “Special Form” Property insurance on Seller Property located on the Real Property against loss or damage by fire or other casualty in an amount equal to the full replacement cost thereof ; and ii. A liability insurance policy naming Seller as the insured (and Buyer as an additional insured) with limits of not less than $ 5 , 000 , 000 per occurrence and $ 5 , 000 , 000 annual aggregate, and including a waiver of any right of subrogation against Buyer . These limits may be achieved through a combination of primary and excess umbrella liability policies . iii. If required by law, Buyer shall obtain and maintain workers' compensation insurance in the amount of the statutory limits required by law. If the Real Property, or any portion thereof, is damaged by fire or other causes, then Buyer shall have no obligation to repair or rebuild the Real Property, and Seller shall not be entitled to any insurance proceeds received by Buyer in connection with such damage . In the event that the Real Propeity is materially damaged and Buyer elects not to make any necessary repairs to the Real Property, then Seller shall immediately remove all Seller Property and vacate the Real Propeity and Seller's right to occupy the Real Property shall automatically terminate . Buyer acknowledges that the occurrence of a casualty loss oi any condemnation or eminent domain proceedings shall not be a default by Seller under this Agreement, and in no event shall Seller have any restoi‘ation obligations following a casualty loss or condemnation or eminent domain . 11. lndemnification . a. Bv Seller . Seller shall indemnify and hold Buyer harmless from and against any and all liability, fines, suits, claims, demands, actions, costs and expenses of any lcind or nature whatsoever caused by, or arising out of, or in any manner connected with any injury to persons, including death, or damage to property (including the Personal Property) arising out of Seller's, its officers', agents', employees', or contractors' use and/or occupancy of the Real Property and Seller Property from the Effective Date to the date of vacating the Real Property . b. By Buyer . Buyer shall indemnify and hold Seller harmless from and against any and all liability, fines, suits, claims, demands, actions, costs and expenses of any

Docusign'Envelope ID: 6111A9B0 - 9D49 - 4C81 - B192 - C84E46A1E371 6 6v3 kind or nature whatsoever caused by, or arising out of, or in any manner connected with any injury to persons, including death, or damage to property (including Seller Property) arising out of Buyer's, its officers', agents', employees', or contractors' use and/or occupancy of the Real Property and Personal Property from the Effective Date to the date of Seller's vacating the Real Property . c. This Section 11 shall survive termination of this Agreement. 12. No Sublettin License or Assignment . Seller shall not sublet the Real Property or any portion thereof, nor may it license or assign its rights or interests under this Agreement . 13. Default . Should Seller fail to perform its obligations hereunder or fail to vacate the portions of the Real Property in accordance with the Milestone date as described on Schedule 2 and/or the entirety of Real Property by the Termination Date, subject to Force Majeure, Buyer shall have the following rights and remedies : (a) Buyer may terminate the license granted hereunder with respect to the portion of the Real Property to which the violation occurs and thereafter may restrict Seller's access to such portion of the Real Propeity without the need to bring any legal proceedings . For example, in the event Seller does not vacate the area of the Real Property designated to be vacated by the first Milestone date, Seller may thereafter, block the access of Seller to such portion of the Real Property and shall not have any obligation to allow access thereto ; (b) Buyer may dispose of any of the Seller Property which remains in a portion of the Real Property that was to be vacated after any Milestone date has passed . Buyer may sell or otherwise dispose of such Seller Property in any manner that Buyer deems appropriate in its sole discretion and Seller shall reimburse for all reasonable costs incurred by Byer in the removal or disposal of such Seller Property . Seller hereby waives any claim against Buyer related to the removal or disposal of any Seller Property which has been removed or disposed of in accordance with this Agreement ; (c) Further, if Seller fails to vacate the Real Property by the Termination Date, or if Seller fails to vacate a portion of the Real Property in accordance with the Milestone dates as described on Schedule 2 , subject to Force Majeure, Seller wilI pay liquidated damages to Buyer for such failure in the amount of Ten Thousand and no/ 100 Dollars ( $ 10 , 000 ) per day, until Seller vacates the Real Property or applicable portion thereof . THE PARTIES HERETO ACKNOWLEDGE THE DIFFICULTY OF ASCERTAINING BUYER'S ACTUAL DELAY DAMAGES (AS OPPOSED TO ACTUAL AND REASONABLE COSTS INCURRED BY BUYER AS PROVIDED IN SUBSECTION (b) . ABOVE) AND THEREFORE AGREE THAT THE ABOVE AMOUNTS ARE A GOOD FAITH ATTEMPT TO IDENTIFY AND QUANTIFY BUYER'S ACTUAL DAMAGES AND AS SUCH DO NOT CONSTITUTE A PENALTY . THE PARTIES FURTBER AGREE THAT THE REMEDY SET FORTH HEREIN IS IN LIEU OF ANY OTHER DAMAGES AVAILABLE TO BUYER UNDER THIS AGREEMENT OR AT LAW OR IN EQUITY FOR

Docusign Envelope ID: 6111A9B0-9D49-4C81-B192-C84E46A1E371

SELLER'S FAILURE TO VACATE THE REAL PROPERTY BY THE TERMINATION DATE; PROVIDED, THE PARTIES AGREE THAT THE FOREGOING LIQUIDATED DAMAGES ARE NOT INTENDED TO AFFECT THE BUYER'S RIGHT TO RECOVER ACTUAL AND REASONABLE COSTS INCURRED BY BUYER AS PROVIDED IN SUBSECTION (b) ABOVE.

14. Notices. Any notice required or permitted to be made by either Party hereunder shall be given in writing and shall be deemed delivered upon dispatch if sent via electronic mail (email) communication (with electronic confirmation of receipt), Federal Express or other nationally recognized overnight air courier, or upon receipt or refusal if sent via hand delivery in any case addressed to such Party at the addresses set forth below.

If to Seller:	Unifi Manufacturing, Inc. 7201 West Friendly Avenue Greensboro, North Carolina, 27410 Attn: Andrew J. Eaker Email: ajeaker@unifi.com
With a copy to:	Moore & Van Allen PLLC 78 Wentworth Street Charleston, South Carolina 29401 Attn: H. Manning Unger, Esq. Email: manningunger@mvalaw.com
If to Buyer:	Enovum NC-1 Bidco, LLC c/o Enovum Data Centers Corp. D-3195 RD Bedford Montreal (Quebec) H3S 1G3 Canada Attn: Bryan Bullett/Simon Hamelin-Choquette Email: bryan@bit-digital.com, shchoquette@enovumdc.com
With a copy to:	Womble Bond Dickinson (US), LLP 301 S. College Street, Suite 3500 Charlotte, NC 28202 Attn: Kent Jones Email: kent.jones@wbd-us.com

15. Force Majeure. Whenever performance is required of any Party hereunder, such Party shall use all due diligence to perform and take all necessary measures in good faith to perform; provided, however that if completion of performance shall be delayed at any time by reason of acts of God, war, civil commotion, public health emergency or endemic or pandemic resulting in governmental regulations or shutdowns (complete or partial), earthquakes, hurricanes or other natural storms, floods, unusual weather conditions, riots, work stoppages arising out of collective

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14135992v3

” Docusign”Envelope ID: 6111A9B&9D49 - 4C81 - B192 - C84E46A1E371 bargaining strilces, unanticipated unavailability of materials, the acts or omissions of Buyer or its employees, agents or contractors (“ Pores 3 fajzstr« ”), then the time for performance as herein specified shall be appropriately extended by the time of the delay actually caused, but no more than thiiay (30) calendar days from the date of notice, Upon the occurrence of a Force Majeure event, the affected Party must provide notice to the other Party pursuant to the terms of Section 14 herein within five (5) calendar days of the Force Majeure event . The provisions of this Section shall not operate to excuse any Party from the prompt payment of any monies required by this Agreement . 16. Miscellaneous . a. No delay by Buyer in enforcing any right, remedy, privilege or recourse shall affect, diminish, suspend or exhaust any of such rights, remedies, privileges or recourses . b. None of the covenants, terms or conditions of this Agreement shall in any mannei’ be a 1 tei'ed, waived, modified, changed, or abandoned, except by a written instrument, duly signed and delivered by both Parties . c, This Agreement, together with the terms and conditions of the Contract, shall constitute the entire agreement between the Parties relative to the subject matter herein, and shall supersede any prior agreement or undei‘standing, if any, whether written or oral . d. This Agreement shall be govei'ned by and construed in accordance with the laws of the State of North Carolina, without regard to condict of laws principles . The Parties further agree that any suit, action, or proceeding arising out of this Agreement shall be submitted to and brought exclusively before the appropriate federal or state courts in the State of North Carolina . The Parties acknowledge that this Agreement has been prepared, negotiated, executed, and entered into as a contract in the State of North Carolina . This Agreement supersedes all prior agreements and understandings between the Parties hereto relating to the subject matter hereof . e. The headings of this Agreement are for the purpose of refei'enee only and shall not limit or define the meaning of any provision of this Agreement . f. This Agreement creates a license and not any interest in real property . In no event shall this Agreement be considered a lease . This Agreement does not create any relationship between the Parties as landlord and tenant, partners, joint ventureis or any similar relationship . Seller hereby waives any claim that it is a tenant of the Real Pi'operty and/or that it is entitled to any protections of any land 1 oi'd/tenant laws in effect in the State of North Carolina . g. This Agreement may be executed in any number of counterparts, each of which shall be deemed an oTiginaJ and all of which, when taken together, shall constitute one and the same Agreement . Additionally, the Parties hereby covenant and agree that, for purposes of facilitating the execution of this Agreement, a facsimile, PDF, or DocuSign signature shall be deemed to be an original Signature . [Signature Pages Follow] 14135992Y3

Docusign Envelope ID: 6111A9B0 - 9D49 - 4C81 - B192 - C84E46A1E371 9 14l35992v3 IN WITNESS WHEREOF, intending to be legally bound, the Parties have caused this Agreement to be duly executed effective as of the Effective Date set forth above. Seller: UNIFI MANUFACTURING, INC., a North Carolina corporation By : Name : Title : ENOVUM NC - 1 BIDCO, LLC, a Delaware limited liability company By : Name : Title :

‘ Docusign Envelope ID: 6111A9B0 - 9D49 - 4C81 - B192 - C84E46A1E371 10 1413SP92v3 EXHIBIT A LEGAL DESCRIPTION Legal Description All the piopeity located in Rockingham County, North Carolina described as follows : BEGINNING AT AN EXISTING IRON STAKE IN THE WESTERN RIGHT OF WAY OF ISLAND DRIVE, SAID POINT HAVING NORTH CAROLINA GRID NORTHING OF 968 , 491 . 73 AND EASTING 1 , 709 , 827 . 95 , SAID POINT BEING SOUTH 44 DEG . 44 MIN . 18 SEC . WEST 109 . 42 FEET FROM MAG NAIL # 1 WHICH IS SET IN THE CENTERLINE OF N . C . HWY . 704 WITH THE CENTERLINE OF WILLIAM TURNER ROAD, & ISLAND DRIVE, SAID NAIL # 1 HAVING GRID NORTHING 968 , 569 . 4544 AND EASTING 1 , 709 , 904 . 9932 ; THENCE FROM SAID BEGINNING POINT WITH THE WESTERN RIGHT OF WAY OF ISLAND DRIVE THE FOLLOWING COURSES : SOUTH 29 DEG . 51 MIN . 50 SEC . WEST 475 . 44 FEET TO AN EXISTING IRON STAKE ; THENCE SOUTH 27 DEG . 20 MIN . 15 SEC . WEST 97 . 94 FEET TO AN EXISTING IRON STAKE ; THENCE SOUTH 22 DEG . 17 MIN . 05 SEC . WEST 97 . 94 FEET TO AN EXISTING IRON STAKE ; THENCE SOUTH 17 DEG . 14 MIN . 00 SEC . WEST 97 . 94 FEET TO AN EXISTING IRON STAKE ; THENCE SOUTH 12 DEG . 10 MIN . 50 SEC . WEST 97 . 94 FEET TO A MAG . NAIL ; THENCE SOUTH 07 DEG . 07 MIN . 40 SEC . WEST 97 . 94 FEET TO AN EXISTING IRON STAKE ; THENCE SOUTH 02 DEG . 04 MIN . 30 SEC . WEST 97 . 94 FEET TO AN EXISTING IRON STAKE ; THENCE SOUTH 00 DEG . 27 MTN . 05 SEC . EAST 1 , 049 . 80 FEET TO AN EXISTING IRON STAKE ; THENCE SOUTH 01 DEG . 43 MIN . 15 SEC . EAST 90 . 00 FEET TO AN EXISTING IRON STAKE ; THENCE SOUTH 05 DEG . 20 MIN . 30 SEC . EAST 90 . 00 FEET TO A MAG NAIL ; THENCE SOUTH 09 DEG . 41 MIN . 49 SEC . EAST 79 . 42 FEET TO AN EXISTING IRON STAKE ; THENCE SOUTH 1 1 DEG . 04 MIN . 54 SEC . EAST 32 . 08 FEET TO AN EXISTING IRON STAKE ; THENCE SOUTH 14 DEG . 41 MIN . 58 SEC . EAST 76 . 89 FEET TO AN EXISTING IRON STAKE ; THENCE SOUTH 18 DEG . 16 MIN . 17 SEC . EAST 24 . 28 FEET TO AN EXISTING IRON STAKE ; THENCE LEAVING SAID RIGHT OF WAY WITH THE NORTHERN LINE OF LAURA VAN CHU (SEE DEED BOOK 1256 PAGE 1315 ) SOUTH 74 DEG . 43 MIN . 40 SEC . WEST 566 . 74 FEET TO AN EXISTING IRON STAKE ; THENCE CONTINUING WITH SAID CHU LINE SOUTH 75 DEG . 02 MIN . 46 SEC . WEST 608 . 46 FEET WEST TO A 1 " SPINDLE, A COMMON CORNER WITH SAID CHU AND JERRY T . ZIGLAR (SEE DEED BOOK 943 PAGE 8 ) ; THENCE WITH ZIGLAR'S NORTHERN LINE SOUTH 68 DEG . 31 MIN . 27 SEC . WEST 226 . 47 FEET TO AN EXISTING IRON STAKE ; THENCE CONTINUING WITH ZIGLAR'S NORTHERN LINE NORTH 84 DEG . 45 UIN . 01 SEC . WEST 511 . 49 FEET TO AN EXISTING IRON STAKE, ZIGLAR'S NORTHWEST CORNER IN THE COMMON LINE OF MARY E . BLAKE & OTHERS (SEE DEED BOOK 753 PAGE 191 ) ; THENCE WITH BLAKE'S EASTERLY LINE NORTH 01 DEG . 10 NIIN . 54 SEC . EAST 844 . 57 FEET TO AN EXISTING IRON STAKE, A COMMON CORNER WITH BLAKE AND BOBBY ZIGLAR (SEE DEED BOOK 1230 PAGE 176 ) ; THENCE WITH ZIGLAR'S LINE NORTH 01 DEG . 06 MIN . 01 SEC . EAST 190 . 82 FEET TO AN EXISTING IRON STAKE ; THENCE CONTINUING WITH ZIGLAR'S LINE SOUTH 87 DEG . 29 MIN . 02 SEC . EAST 547 . 62 FEET TO AN EXISTING IRON STAKE IN THE WESTERN RIGHT OF WAY OF GROGAN LAKE ROAD (SEE MAP BOOK 4 PAGE 40 ) ; THENCE WITH SAID RIGHT OF WAY SOUTH 02 DEG . 47 MIN . 00 SEC . WEST 1 1 1 . 73 FEET TO AN EXISTING IRON STAKE ; THENCE CONTINUING WITH SAID RIGHT OF WAY SOUTH 89 DEG . 46 MIN . 58 SEC . EAST 30 . 61 FEET TO AN EXISTING IRON STAKE ; THENCE WITH THE EASTERN RIGHT OF WAY OF GROGAN ROAD NORTH 02 OEG . 31 MIN . 10 SEC . EAST 110 . 36 FEET TO AN EXISTING IRON STAKE ; THENCE CONTINUING WITH SAID EASTERN RIGHT OF WAY NORTH 02 DEG . 31 MIN . 10 SEC . EAST 249 . 84 FEET TO AN EXISTING IRON STAKE ; THENCE LEAVING SAID RIGHT OF WAY WITH THE SOUTHERN LINE OF MICHAEL MABE (SEE DEED BOOK 1363 PAGE 990 ) SOUTH 87 DEG . 41 MIN . 29 SEC . EAST 200 . 19 FEET TO AN EXISTING IRON STAKE ; THENCE WITH THE COMMON LINE OF SAID I \ /IABE NORTH 02 DEG . 20 MIN . 09 SEC . EAST 49 . 99 FEET TO AN EXISTING IRON STAKE ; THENCE CONTINUING WITH SAID MABE LINE AND TIMOTHY TILLEY LINE (SEE DEED BOOK 850 PAGE 526 ) NORTH 02 DEG . 34 MIN . 47 SEC . EAST 499 . 72 FEET TO AN EXISTING IRON STAKE, TILLEY'S NORTHEAST CORNER ; THENCE WITH TILLEY'S NORTHERN LINE NORTH 87 DEG . 37 MIN . 29 SEC . WEST 200 . 01 FEET TO AN EXISTING IRON STAKE IN THE EASTERN RIGHT OF WAY OF GROGAN ROAD, ALSO BEING TILLEY'S NORTHWEST CORNER ; THENCE WITH THE RIGHT OF WAY OF GROGAN ROAD NORTH 02 DEG . 33 MIN . 55 SEC . EAST 199 . 64

“Docusign Envelope ID: 6111A9B0 - 9D49 - 4C81 - B192 - C84E46A1E 3 71 14135992v3 FEET TO AN EXISTING IRON STAKE ; THENCE LEAVING SAID ROAD WITH THE COMMON LINE OF J,F . COX (SEE DEED BOOK 678 PAGE 971 ) SOUTH 87 DEG . 28 MIN . 02 SEC . EAST 199 . 90 FEET TO AN EXISTING IRON STAKE, COX‘S SOUTHEAST CORNER ; THENCE WITH COX'S LINE AND HERMINIO PUENTE (SEE DEED BOOK 1 120 PAGE 96 ) NORTH 02 DEG . 35 MIN . 12 SEC . EAST 401 . 09 FEET TO AN EXISTING INON STAKE, PUENTE'S NORTHEAST CORNER ; THENCE WITH PUENTE'S NORTHERN PROPERTY LINE NORTH 87 DEG . 26 MIN . 54 SEC . WEST 200 . 03 FEET TO AN EXISTING IRON STAKE, SAID STAKE BEING IN THE EASTERN RIGHT OF WAY OF GROGAN ROAD ; THENCE WITH SAID GROGAN ROAD NORTH 02 MIN . 34 MIN . 06 SEC . EAST 499 . 69 FEET TO AN EXISTING IRON STAKE, BETTY WALL'S (SEE DEED BOOK 680 PAGE 121 ) SOUTHWEST CORNER ; THENCE LEAVING SAID GROGAN ROAD WITH WALL'S SOUTHERN LINE SOUTH 87 DEG . 23 MIN . 55 SEC . EAST 199 . 91 FEET TO AN EXISTING IRON STAKE AT THE BASE MAPLE, WALL'S SOUTHEAST CORNER ; THENCE WITH WALL'S EASTERN LINE NORTH 02 DEG . 34 MIN . 51 SEC . EAST 199 . 78 FEET TO AN EXISTING IRON STAKE, WALL - S NORTHEAST CORNER IN THE SOUTHERN LINE OF DUKE ENERGY CORP . (SEE DEED BOOK 1254 PAGE 1745 ) ; THENCE WITH SAID DUKE ENERGY'S SOUTHERN LINE SOUTH 87 DEG . 35 MIN . 07 SEC . EAST 69 . 74 FEET TO AN EXISTING IRON STAKE ; THENCE CONTINUING WITH DUKE ENERGY'S LINE SOUTH 69 DEG . 24 MIN . 03 SEC . EAST CROSSING OVER AN EXISTING IRON STAKE AT 75 . 0 1 FEET A TOTAL DISTANCE OF 82 . 0 1 FEET TO A POINT, DUKE ENERGY'S SOUTHEAST CORNER ; THENCE WITH DUKE ENERGY'S EASTERN PROPERTY LINE NORTH 20 DEG . 28 MIN . 01 SEC . EAST CROSSING AN EXISTING IRON STAKE AT 1 5 . 00 FEET FOR A TOTAL DISTANCE OF 407 . 24 FEET TO AN EXISTING IRON STAKE IN THE SOUTHERN RIGHT OF WAY OF N . C . HWY . 704 , DUKE ENERGY'S NORTHEAST CORNER ; THENCE WITH THE SOUTHERN RIGHT OF WAY OF N . C . HWY . 704 THE FOLLOWING COURSES : SOUTH 70 DEG . 10 MIN . 03 SEC . EAST 332 . 33 FEET TO A R/W MONUMENT ; THENCE SOUTH 68 DEG . 35 MIN . 21 SEC . EAST 195 . 50 FEET TO A R/W MONUMENT ; THENCE SOUTH 56 DEG . 49 MIN . 20 SEC . EAST 323 . 18 FEET TO A R/W MONUMENT ; THENCE SOUTH 44 DEG . 2 1 MIN . 35 SEC . EAST 202 . 12 FEET TO A R/W MONUMENT ; THENCE SOUTH 43 DEG . 26 MIN . 58 SEC . EAST 105 . 78 FEET TO A R/ \ /V MONUMENT ; THENCE SOUTH 06 DEG . 33 MIN . 10 SEC . EAST 113 . 54 FEET TO THE POINT OF BEGINNING, CONTAINING 96 . 55 ACRES, MORE OR LESS, AS SHOWN ON SURVEY TITLED “PLAT OF SURVEY FOR UNIFI MANUFACTURING INC . ” DATED APRIL 14 , 2012 AND PREPARED BY C . E . ROBERTSON OF C . E . ROBERTSON & ASSOCIATES, P . C . , N . C . P . L . S . NO . L - 1421 For informational purposes only : Address: 805 Island Drive, Madison, Noith Carolina Parcel ID 169992

Docusign' Envelope ID: 6111A9B0 - 9D49 - 4C81 - B192 - C84E46A1E371 14135992v3 SCHEDULE 2 EXIT SCHEDULE Machinery and equipment will be removed from the Real Property based on the schedules shown on the attached floor plans by the last day of the indicated month in 2025, except with respect to December which is December 21: (1) Building Square Feet Availability; (2) Plant 3 Time Layout for South End; (3) Plant 3 Time Layout for North End; and (4) Plant 3 Common Areas and Shared Operational Areas. 12

’ USA Md \ - 15,0 † ! \ I June II Vacant May - 40,Q00 sq.ft• ’Docusign’ Envelope ID: 6111A9B0 - 9D49 - 4C81 - B192 - C84E46A1E371 t413J992v3 (1) Building Square Feet Availability (2) Plant 3 Time Layout for South End

Docusign Envelope ID: 6111A9B0 - 9D49 - 4C81 - B192 - C84E46A1E371 l4l35992v3 (3) Plant 3 Time Layout for North End (4) Common Areas and Shared Operational Areas 14